Exhibit 4.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 14, 2018, among Scientific Games International, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined in the Base Indenture (as defined below)) and Deutsche Bank Trust Company Americas, as trustee and collateral agent (in such capacities, the “Trustee”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Base Indenture.

W I T N E S S E T H

WHEREAS, the Issuer, the Guarantors and the Trustee are party to an indenture dated as of October 17, 2017 (the “Base Indenture”) relating to the Issuer’s 5.000% Senior Secured Notes due 2025 (the “Existing Securities”);

WHEREAS, Section 2.15 of the Base Indenture provides that the Issuer may, from time to time and in accordance therewith, create and issue Additional Securities under the Base Indenture;

WHEREAS, the Issuer wishes to issue an additional $900,000,000 aggregate principal amount of its 5.000% Senior Secured Notes due 2025 as Additional Securities (the “New Securities”);

WHEREAS, Section 9.01 of the Base Indenture provides that, without the consent of the Holders of any Securities, the Issuer and the Trustee may enter into one or more indentures supplemental to the Base Indenture to provide for the issuance of Additional Securities pursuant to Section 2.15 of the Base Indenture and to amend the Base Indenture to cure any ambiguity, defect or inconsistency so long as such change does not adversely affect the rights of any Holders in any material respects;

WHEREAS, the Issuer and the Guarantors are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to the execution and delivery of this Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects authorized.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Supplemental Indenture mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.                                      AMOUNT OF NEW SECURITIES. The aggregate principal amount of New Securities to be authenticated and delivered under this Supplemental Indenture on February 14, 2018 is $900,000,000.

2.                                      TERMS OF NEW SECURITIES. The New Securities are to be issued as Additional Securities under the Base Indenture and shall:

a.              be issued as part of the existing series of Existing Securities under the Base Indenture, and the New Securities and the Existing Securities shall be a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase;

b.              be issued on February 14, 2018 at a purchase price of 100.000% of the principal amount, and will accrue interest from October 17, 2017;

c.               be issuable in whole in the form of one or more Global Securities to be held by the Depositary and in the form, including appropriate transfer restriction legends, provided in Exhibit 1 to the Base Indenture; and

d.              bear, in the case of New Securities sold under Rule 144A of the Securities Act, the CUSIP number of 80874Y AW0 and ISIN of US80874YAW03, and, in the case of New Securities sold under Regulation S of the Securities Act, initially bear the CUSIP number of U8067T AL0 and ISIN of USU8067TAL09, and after 40 days, will bear the CUSIP number of U8067T AK2 and ISIN of USU8067TAK26.

3.                                      AMENDMENT. Pursuant to Section 9.01(1) of the Base Indenture, clause (2) of the definition of “Permitted Liens” in the Base Indenture is hereby amended and restated as follows:

(2) Liens on assets of the Company or any of its Restricted Subsidiaries securing (a) Indebtedness or other Obligations under Credit Facilities that was permitted by the terms of this Indenture to be incurred pursuant to clause (2) of the definition of “Permitted Indebtedness;” provided that, for absence of doubt, during any period that certain covenants have been suspended pursuant to Section 4.18, the aggregate principal amount of Indebtedness and other Obligations that is permitted to be secured pursuant to this clause (a) will continue to be limited to the amount set forth in clause (2) of the definition of “Permitted Indebtedness”; provided, further, that such Liens are subject to the provisions of the Intercreditor Agreement; provided, further, that any such Liens shall not secure Indebtedness and other Obligations of the Company or a Restricted Subsidiary of the Company unless such Lien shall also secure the Securities, the Guarantees and Permitted Additional Pari Passu Obligations; and (b) Indebtedness that was permitted by the terms of this Indenture to be incurred pursuant to clause (1) of the definition of “Permitted Indebtedness,” the 2022 Secured Notes and/or Refinancing Indebtedness in respect thereof;

4.                                      NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator, stockholder or controlling person of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Additional Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of the Additional Securities by accepting an Additional Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Additional Securities.

5.                                      RATIFICATION OF BASE INDENTURE; SUPPLEMENTAL INDENTURE PART OF BASE INDENTURE.  Except as expressly amended hereby, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Base Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

6.                                      NEW YORK LAW TO GOVERN.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.                                      COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.                                      EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction hereof.

9.                                      THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Issuer.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Issuer:

SCIENTIFIC GAMES INTERNATIONAL, INC.

By:	/s/ Michael A. Quartieri
	Name:	Michael A. Quartieri
	Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Guarantors:

SCIENTIFIC GAMES CORPORATION

By:	/s/ Michael A. Quartieri
	Name:	Michael A. Quartieri
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

BALLY GAMING, INC.
BALLY TECHNOLOGIES, INC.
SCIENTIFIC GAMES PRODUCTS, INC.
SCIENTIFIC GAMES SA, INC.
SG GAMING NORTH AMERICA, INC.
WILLIAMS ELECTRONICS GAMES, INC.

By:	/s/ Michael A. Quartieri
	Name:	Michael A. Quartieri
	Title:	Treasurer and Secretary

Signature Page to Supplemental Indenture-2025 Secured Notes

BALLY PROPERTIES EAST, LLC
BALLY PROPERTIES WEST, LLC
SHFL PROPERTIES, LLC

By:	Bally Gaming, Inc., as its Sole Member

By:	/s/ Michael A. Quartieri
	Name:	Michael A. Quartieri
	Title:	Treasurer and Secretary

MDI ENTERTAINMENT, LLC
SCIENTIFIC GAMES NEW JERSEY, LLC

By:	Scientific Games International, Inc., as its Sole Member

By:	/s/ Michael A. Quartieri
	Name:	Michael A. Quartieri
	Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

LAPIS SOFTWARE ASSOCIATES, L.L.C.

By: Scientific Games International, Inc., as its Sole Shareholder and Member

By:	/s/ Michael A. Quartieri
	Name:	Michael A. Quartieri
	Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Signature Page to Supplemental Indenture-2025 Secured Notes

Trustee and Collateral Agent:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
a New York banking corporation

By:	/s/ Robert S. Peschler
Name:	Robert S. Peschler
Title:	Vice President

By:	/s/ Chris Niesz
Name:	Chris Niesz
Title:	Assistant Vice President

Signature Page to Supplemental Indenture-2025 Secured Notes